Exhibit 99.(a)(1)(E)

Offer to Purchase for Cash

Up to 26,000,000 Shares of its Common Stock
(Including the Associated Series A Junior Participating Preferred Stock Purchase
Rights)
At a Purchase Price of $45.00 Per Share
by

ENGELHARD CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 5, 2006, UNLESS
ENGELHARD EXTENDS THE OFFER.

May 5, 2006

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 5, 2006, and the Letter of Transmittal, in connection with the Offer by Engelhard Corporation, a Delaware corporation (“Engelhard”), to purchase up to 26,000,000 shares of its common stock, par value $1.00 per share (the “Shares”) including the associated Series A Junior Preferred Stock Purchase Rights (the “Rights”), issued under the Rights Agreement, dated as of October 1, 1998, between Engelhard and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Pursuant to the Offer to Purchase and the Letter of Transmittal, which together (as each may be amended and supplemented from time to time) constitute the Offer, Engelhard will purchase the Shares at a price of $45.00 per Share (the “Purchase Price”) for Shares properly tendered and not properly withdrawn pursuant to the terms of the Offer, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the Rights are redeemed prior to the expiration of the Offer, a tender of Shares will also constitute a tender of the Rights. The number of Shares to be purchased by Engelhard includes Shares underlying vested stock options with an exercise price of less than $45.00 per Share that may be tendered in the Offer as described in Section 3 of the Offer to Purchase.

     All Shares properly tendered before the Expiration Date (as specified in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased by Engelhard at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions thereof. All Shares that Engelhard does not accept for purchase because of proration or conditional tenders will be returned at Engelhard’s expense to the stockholders that tendered such Shares as promptly as practicable after the Expiration Date.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use the Letter of Transmittal to tender Shares we hold for your account. The Letter of Transmittal must be completed and executed by us, according to your instructions.

     Holders of vested but unexercised options to purchase Shares who wish to tender any of such Shares must follow the separate instructions and procedures described in Section 3 of the Offer to Purchase.

PLEASE INSTRUCT US AS TO WHETHER YOU WISH US TO TENDER, ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER, ANY OR ALL OF THE SHARES WE HOLD FOR YOUR ACCOUNT, BY COMPLETING AND SIGNING THE INSTRUCTION FORM ENCLOSED HEREIN.

Please note carefully the following:

1.	You may tender Shares at the price of $45.00 per Share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2.
You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered Shares to be purchased in the event of proration.

3.
The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase, which you should read carefully.

4.	The Offer, the proration period and the withdrawal rights will expire at 5:00 p.m., New York City time, on June 5, 2006, unless Engelhard extends the Offer.

5.	The Offer is for 26,000,000 Shares, constituting approximately 20% of the Shares (including Shares underlying exerciseable options) outstanding as of April 28, 2006.

6.
Tendering stockholders who are registered stockholders or who tender their Shares directly to Mellon Investor Services LLC will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the Offer to Purchase and Instruction 7 to the Letter of Transmittal) stock transfer taxes on Engelhard’s purchase of Shares under the Offer.

7.
If you wish to condition your tender upon the purchase of all Shares tendered or upon Engelhard’s purchase of a specified minimum number of the Shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. Engelhard’s purchase of Shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

8.
The Board of Directors of Engelhard has unanimously approved the Offer and recommends that stockholders tender their Shares into the Offer. However, stockholders must make their own decisions as to whether to tender their Shares and, if so, how many Shares to tender.

     If you wish to have us tender any or all of your Shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your Shares, we will tender all of the Shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

     Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the Expiration Date of the Offer. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 5, 2006, unless Engelhard extends the Offer.

     As described in the Offer to Purchase, if more than 26,000,000 Shares, are properly tendered and not properly withdrawn before the Expiration Date, then Engelhard will accept Shares for purchase in the following order of priority:

1.
First, Engelhard will purchase all Shares properly tendered before the Expiration Date (and not properly withdrawn) on a pro rata basis, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, and with adjustments to avoid purchases of fractional Shares, all as provided in the Offer to Purchase.

2.
Second, and only if necessary to permit Engelhard to purchase 26,000,000 Shares, Engelhard will purchase properly tendered Shares from holders who have tendered Shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered (and for whom the condition was not initially satisfied) must tender all of their Shares.

     The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

Instruction Form with Respect

to

ENGELHARD CORPORATION

Offer to Purchase for Cash
Up to 26,000,000 Shares of its Common Stock
(Including the Associated Series A Junior Participating Preferred Stock Purchase Rights)
At a Purchase Price of $45.00 Per Share

     The undersigned acknowledge(s) receipt of your letter in connection with the Offer by Engelhard Corporation, a Delaware corporation (“Engelhard”), to purchase up to 26,000,000 shares of its common stock, par value $1.00 per share (the “Shares”), (including the associated Series A Junior Preferred Stock Purchase Rights (the “Rights”) issued under the Rights Agreement, dated as of October 1, 1998, between Engelhard and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, at a price of $45.00 per Share (the “Purchase Price”), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, dated May 5, 2006 and the Letter of Transmittal, which together (as each may be amended and supplemented from time to time) constitute the Offer. Unless the Rights are redeemed prior to the Expiration Date (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the Rights.

     The undersigned understands that Engelhard will, upon the terms and subject to the conditions of the Offer, purchase the Shares properly tendered and not properly withdrawn under the Offer, at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions described in the Offer to Purchase. All other Shares, including Shares that Engelhard does not accept for purchase because of proration or conditional tenders will be returned at Engelhard’s expense to the stockholders that tendered such Shares as promptly as practicable.

     The undersigned hereby instruct(s) you to tender to Engelhard the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, in accordance with the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE

UNDERSIGNED: ________________ SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the Shares held by us for your account.

CONDITIONAL TENDER

(See Instruction 9 of the Letter of Transmittal)

A tendering stockholder may condition such stockholder’s tender of any Shares upon the purchase by Engelhard of a specified minimum number of the Shares such stockholder tenders, as described in Section 6 of the Offer to Purchase. Unless Engelhard purchases at least the minimum number of Shares you indicate below pursuant to the terms of the Offer, Engelhard will not purchase any of the Shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of Shares that Engelhard must purchase if Engelhard purchases any Shares, Engelhard will deem your tender unconditional.

[ ]	The minimum number of Shares that Engelhard must purchase if Engelhard purchases any Shares, is: ______ Shares.

If, because of proration, Engelhard will not purchase the minimum number of Shares that you designate, Engelhard may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares. To certify that you are tendering all of the Shares you own, check the box below.

[   ]       The tendered Shares represent all Shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

— PLEASE SIGN BELOW —

(Please Print Except for Signature(s))

Signature(s):

Name(s):

Taxpayer Identification or Social Security Number:

Address(es):

(include zip code)

Area Code & Phone Number(s):

Date: